Exhibit 10.74

SECURED PROMISSORY NOTE

$884,500.00	August 12, 2015

FOR VALUE RECEIVED, the undersigned, American Power Group, Inc., an Iowa corporation with its principal address located at 2503 E. Poplar Street, Algona, Iowa 50511 (the “Maker”), hereby promises to pay to the order of Trident Resources LLC, a North Dakota limited liability company with its principal address located at 110 Main Street, P.O. Box 45, Turtle Lake, North Dakota 58575 (the “Holder”), the principal sum of Eight Hundred Eighty-Four Thousand Five Hundred Dollars ($884,500.00), together with interest as set forth in this Secured Promissory Note (this “Note”).

1.Payments of Principal and Interest.

(a)General. The unpaid principal of this Note from time to time outstanding shall bear interest at the rate of 6.0% per annum, non-compounded, for the term of this Note. No payments of principal or interest shall be required prior to September 20, 2016 (the “Initial Payment Date”). Except as otherwise set forth in this Section 1 and Section 3 of this Note, the Maker shall pay the principal indebtedness evidenced by this Note, together with interest thereon, in thirty-six (36) equal installments of Twenty-Eight Thousand Five Hundred Twenty-Three Dollars ($28,523.00), such installments to be due and payable commencing on the Initial Payment Date and on the 20th day of each calendar month thereafter, ending on the corresponding date of the 36th calendar month thereafter.

(b)Right of Setoff. This Note is issued by the Maker in partial payment of the purchase price of certain assets of the Holder under that certain Equipment Purchase Agreement dated as of the date hereof between the Maker and the Holder (the “Purchase Agreement”). Notwithstanding anything to the contrary contained in this Note, in the event that the Maker notifies the Holder, in writing, of its good faith belief that it has a claim for a breach of any representation, warranty or covenant of the Holder set forth in the Purchase Agreement (a “Claim”), which notice shall set forth in reasonable detail the basis of such Claim and, if known, the amount of such Claim, the Maker shall have the right, but not the obligation, to setoff and/or offset the amount of such Claim against amounts payable to the Holder pursuant to this Note. No such setoff permitted by the Purchase Agreement shall be deemed to be an Event of Default under this Note. Upon the resolution of any such Claim, any such amount(s) withheld by the Maker to which the Holder is entitled shall be promptly paid over to the Holder, together with interest thereon at the rate of 6.0% per annum, non-compounded.

(c)Prepayment. This Note may be prepaid at any time or from time to time, in whole or in part, without any premium or penalty.

2.Security. The Maker’s obligations under this Note are secured by a Security Agreement dated as of the date hereof between the Maker and the Holder (the “Security Agreement”). Additional rights of the Holder are set forth in the Security Agreement and the other documents referred to therein.

3.Default. Notwithstanding anything to the contrary contained in this Note, the outstanding balance of this Note, together with all accrued but unpaid interest under this Note, shall be rendered immediately due and payable, without notice or demand to the Maker, in case any of the following events (each, an “Event of Default”) shall occur:

(i)    the failure of the Maker to pay in full any installment of the principal amount hereof or of interest due hereon within thirty (30) days after receipt of written notice of such failure from the Holder;

(ii)    the failure of the Maker to pay in full any installment of the principal amount of, or interest due under, that certain Secured Promissory Note in the original principal amount of $832,000.00, issued by the Maker to the Holder on the date hereof, within thirty (30) days after receipt of written notice of such failure from the Holder;

(iii)    the breach by the Maker of any covenant or obligation under the Security Agreement;

(iv)    the appointment of a receiver, trustee, custodian or similar official, for the Maker or any property or assets of the Maker;

(v)    the conveyance of any or all assets to a trustee, mortgagee or liquidating agent or assignment for the benefit of creditors by the Maker;

(vi)    the commencement by the Maker of any voluntary proceeding under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness; or

(vii)    the commencement by any creditor of any involuntary proceeding against the Maker under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, which proceeding is not dismissed or discharged within one hundred eighty (180) days after commencement.

4.    Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, with the written consent of the Holder and the Maker.

5.    Miscellaneous.

(a)    Place and Time of Payment. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of Holder set forth above or at such other place as Holder may designate from time to time in writing to the Maker. If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday, such payment shall not be due until the next succeeding business day.

(b)    Waiver of Protest, Etc. The Maker, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note. If the Maker fails to comply with any of the provisions of this Note, the Maker shall pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder in collecting upon this Note or otherwise enforcing or preserving any of the Holder’s rights hereunder.

(c)    Cumulative Rights and Remedies. The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

(d)    Governing Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed wholly therein and without reference to conflicts of law rules (except to the extent governed by the Uniform Commercial Code as in effect in the State of Iowa from time to time). The Maker hereby irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the State of Iowa. The Maker covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the State of Iowa and agrees that any process in any such action may be served upon the Maker personally or by certified mail or registered mail addressed to the Maker, return receipt requested, with the same full force and effect as if personally served upon the Maker in the State of Iowa. The Maker hereby waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

(e)    WAIVER OF JURY TRIAL. THE MAKER HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS NOTE, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED BY THE SECURITY AGREEMENT.

(f)    Severability. In case any provision contained in this Note (or part thereof) shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

AMERICAN POWER GROUP, INC.

By: /s/ Lyle Jensen
Lyle Jensen
President

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